As filed with the Securities and Exchange Commission on April 13, 2010

Registration No. 333-160470

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POLYMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	27-0125925 (I.R.S. Employer Identification No.)
170 N. Radnor-Chester Road, Suite 300 Radnor, Pennsylvania 19087 (484) 598-2400 (Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware
(302) 658-7581

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Nicholas Landekic Edward Smith PolyMedix, Inc. 170 N. Radnor-Chester Road Suite 300 Radnor, PA 19087 (484) 598-2400	Jeffrey P. Libson, Esq. Donald Readlinger, Esq. Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road Berwyn PA, 19312-1183 (610) 640-7800

Approximate date of commencement of proposed sale to public:   From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check this box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On July 8, 2009, the registrant filed a registration statement with the Securities and Exchange Commission (the “SEC” or the “Commission”) on Form S-1 (Registration No. 333-160470) (the “Registration Statement”) relating to the offer and resale of up to 12,000,000 shares of common stock by the selling stockholder identified in the prospectus from time to time.  The Registration Statement on Form S-1 was declared effective by the Commission on July 23, 2009. This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by the registrant (i) to update the Registration Statement in order to update certain financial and other information contained in each prospectus in accordance with section 10(a)(3) of the Securities Act of 1933, as amended, and (ii) to convert the Registration Statement on Form S-1 into a registration statement on Form S-3. All filing fees payable in connection with the registration of the shares covered by the registration statement on Form S-3 were paid by the registrant at the time of the initial filing of the Registration Statement on Form S-1.

SUBJECT TO COMPLETION DATED APRIL 13, 2010

The information in this prospectus is not complete and may be changed.  Neither we nor the selling stockholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

12,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale of up to 12,000,000 shares of our common stock, par value $0.001 per share, by the selling stockholder, Dutchess Opportunity Fund, II, L.P. (formerly known as Dutchess Equity Fund, L.P.), or “Dutchess,” which Dutchess has agreed to purchase pursuant to the investment agreement dated May 20, 2009, as amended July 8, 2009, between Dutchess and us. Subject to the terms and conditions of such investment agreement, which is referred to in this prospectus as the “Investment Agreement,” we have the right to put up to $10.0 million in shares of our common stock to Dutchess. This arrangement is sometimes referred to as an “Equity Line.” For more information on the selling stockholder, please see the section of this prospectus entitled “Selling Stockholder” beginning on page 6.

We will not receive any proceeds from the resale of these shares of common stock offered by Dutchess. We will, however, receive proceeds from the sale of shares to Dutchess pursuant to the Equity Line. When we put an amount of shares to Dutchess, the per share purchase price that Dutchess will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, Dutchess will pay us a per share purchase price equal to ninety-five percent (95%) of the volume weighted average price, or “VWAP,” of our common stock during the five consecutive trading day period beginning on the trading day immediately following our put notice.

Dutchess may sell the shares of common stock from time to time at the prevailing market price on the Over-the-Counter (OTC) Bulletin Board, or on an exchange if our shares of common stock become listed for trading on such an exchange, or in negotiated transactions. Dutchess is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Equity Line. For more information, please see the section of this prospectus entitled “Plan of Distribution” on pages 12 through 13.

Our common stock is quoted on the OTC Bulletin Board under the symbol “PYMX”. The last reported sale price of our common stock on the OTC Bulletin Board on April 7, 2010 was $1.16 per share.

Investing in the offered securities involves risks, including those set forth in the “Risk Factors” section of this prospectus beginning on page 4, as well as those set forth in any prospectus supplement.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only and that any information we have incorporated by reference is accurate as of the date of the document incorporated by reference only, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

-i-

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before investing in the shares. Before making any investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section of this prospectus beginning on page 4 and the information incorporated by reference herein. Unless stated otherwise, references in this prospectus to the “Company,” “we,” “us,” or “our” refer to PolyMedix, Inc., a Delaware corporation.

About PolyMedix, Inc.

We are a biotechnology company focused on treating acute cardiovascular disorders and life threatening, serious, infectious diseases with synthetic small molecule compounds that mimic the activity of large natural protein molecules, compounds referred to as biomimetics. Using our proprietary computational drug design technology, we have created novel heparin antagonist compounds (or “heptagonists”), defensin mimetic antibiotic compounds, and other drug compounds intended for human therapeutic use.

Business History

PolyMedix, Inc. (formerly known as BTHC II Acquisition Corp.) was originally organized in the State of Texas as BTHC II LLC, a public shell company.  On September 29, 2004, BTHC II LLC and its sister companies filed an amended petition under Chapter 11 of the United States Bankruptcy Code.  On November 22, 2004, the court approved BTHC II LLC’s Amended Plan of Reorganization.  On March 24, 2005, and in accordance with its Amended Plan of Reorganization, BTHC II LLC changed its state of organization from Texas to Delaware by merging with and into BTHC II Acquisition Corp., a Delaware corporation formed solely for the purpose of effecting the reincorporation.  After this merger, BTHC II Acquisition Corp. became the public shell company.

PolyMedix Pharmaceuticals, Inc. (formerly known as PolyMedix, Inc.) was incorporated on August 8, 2002 in the State of Delaware as PolyMedix, Inc. to serve as a biotechnology company focused on treating infectious diseases.  On October 6, 2005, the former BTHC II Acquisition Corp. entered into an Agreement and Plan of Merger and Reorganization with the former PolyMedix, Inc., pursuant to which the stockholders of the former PolyMedix, Inc. exchanged their equity ownership interests in the former PolyMedix, Inc. for an aggregate 94% equity ownership interest in the former BTHC II Acquisition Corp.  Pursuant to the Agreement and Plan of Merger and Reorganization, the former PolyMedix, Inc. merged with a wholly-owned subsidiary of the former BTHC II Acquisition Corp. and, as such, became a wholly-owned subsidiary of the former BTHC II Acquisition Corp.

At the time of the merger, the former BTHC II Acquisition Corp. had no operations and no assets or liabilities.  Because the stockholders of the former PolyMedix, Inc. exchanged their equity ownership interests in the former PolyMedix, Inc. for an aggregate 94% equity ownership interest in the former BTHC II Acquisition Corp., the former PolyMedix, Inc. was, for accounting purposes, the surviving entity of the merger.  Accordingly, all financial information included in this report or incorporated herein by reference for the periods prior to the merger is for the former PolyMedix, Inc.

On February 24, 2006, the former BTHC II Acquisition Corp. changed its corporate name to PolyMedix, Inc., and the former PolyMedix, Inc. changed its corporate name to PolyMedix Pharmaceuticals, Inc.

You can get more information regarding our business and industry by reading our most recent annual report on Form 10-K and the other reports we file with the SEC.  See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Our Principal Executive Offices

Our principal executive offices are located at 170 N. Radnor-Chester Road, Suite 300, Radnor, Pennsylvania, 19087. Our telephone number is (484) 598-2400 and our website address is www.polymedix.com. Information included or referred to on our website is not a part of this prospectus.

The Offering

This prospectus relates to resale of up to 12,000,000 shares of our common stock by Dutchess. Dutchess will obtain our common stock pursuant to the terms and conditions of the Investment Agreement.

The Investment Agreement with Dutchess provides that Dutchess is committed to purchase up to $10,000,000 of our common stock over the course of thirty-six months. We may draw on the Equity Line from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. When we put an amount of shares to Dutchess, the per share purchase price that Dutchess will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, Dutchess will pay us a per share purchase price equal to ninety-five percent (95%) of the average daily VWAP of our common stock during the five consecutive trading day period beginning on the trading day immediately following our put notice. The maximum number of shares issuable by us and purchasable by Dutchess under the Investment Agreement is 12,000,000. The Investment Agreement is further described below under the heading, “Investment Agreement.”

Securities Offered	Up to 12,000,000 shares of our common stock by the selling stockholder.

Offering Price	To be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions.

Use of Proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the Equity Line. See “Use of Proceeds.”

Risk Factors
An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our common stock.

OTC Bulletin Board Symbol	PYMX

The total number of shares of our common stock outstanding as of April 13, 2010 was 80,999,610, and excludes:

•	12,000,000 shares of common stock reserved for issuance upon puts to Dutchess pursuant to the Equity Line;

•	14,206,500 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.32 per share;

•
4,372,361 additional shares of common stock reserved for issuance under various outstanding warrant agreements, at an exercise price of $1.16, as the same may be adjusted as a consequence of the weighted average anti-dilution provisions contained in such warrant agreements;

•	2,488,677 additional shares of common stock reserved for issuance under various outstanding warrant agreements, at an exercise price of $1.10;

•	28,653,495 additional shares of common stock reserved for issuance under the Series A and Series B Warrants, including placement agent warrants, at an exercise price of $1.00;

•	6,417,000 additional shares of common stock reserved for issuance under the Series C Warrants, including placement agent warrants, at an exercise price of $1.25;

•
627,586 additional shares of common stock, and up to an additional 156,896 shares of common stock if we borrow certain additional funds under our financing arrangement with Hercules, reserved for issuance under an outstanding warrant agreement with Hercules Technology Growth Capital, Inc., at an exercise price of $1.16; and

•	12,386,694 additional shares of common stock reserved for future issuance under our stock plans subject to available authorized shares.

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Investment Agreement

We entered into the Investment Agreement with Dutchess on May 20, 2009, and an amendment to the Investment Agreement on July 8, 2009. Pursuant to the Investment Agreement (as amended), Dutchess committed to purchase up to $10,000,000 of our common stock, over the course of thirty-six months. The aggregate number of shares issuable by us and purchasable by Dutchess under the Investment Agreement is 12,000,000.

We may draw on the Equity Line from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. In each put notice, we will set our minimum acceptable per share purchase price for the put. The maximum dollar amount that we are entitled to put in any one notice is the greater of 200% of the average daily volume (U.S. market only) of our common stock for the three trading days prior to the date of the notice, multiplied by the average of the closing prices for those days, or $250,000. The number of shares to be put will be determined based on the applicable per share purchase price, which will equal 95% of the average daily VWAP of our common stock during the five trading day period following the applicable put notice, provided any trading day having a VWAP ten percent or more above or below the average VWAP for five trading day period will be, and any trading day having a VWAP below the minimum acceptable price may be, omitted from the calculation. Trading days having a VWAP below the minimum acceptable price will be omitted from the calculation if we elect to withdraw a portion of any put based on the minimum acceptable price.

We will only be able to put shares to Dutchess in accordance with the terms and conditions of the Investment Agreement. Accordingly, there are circumstances under which we will not be entitled to put shares to Dutchess, including the following:

•	we will not be entitled to put shares to Dutchess unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Dutchess;

•	we will not be entitled to put shares to Dutchess unless our common stock continues to be quoted on the OTC Bulletin Board, or becomes listed on a national securities exchange;

•	we will not be entitled to put shares to Dutchess to the extent that such shares would cause Dutchess’s beneficial ownership to exceed 4.99% of our outstanding shares; and

•	we will not be entitled to put shares to Dutchess prior to the closing date of the preceding put.

The Investment Agreement further provides that we and Dutchess are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our Registration Rights Agreement with Dutchess, dated May 20, 2009 (the “Registration Rights Agreement”), or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party’s execution, delivery, performance or enforcement of the Investment Agreement or the Registration Rights Agreement.

The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

In connection with the preparation of the Investment Agreement and the Registration Rights Agreement, we paid Dutchess a document preparation fee in the amount of $10,000.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q filed with the SEC since the filing of our most recent annual report on Form 10-K, each of which are on file with the SEC and incorporated herein by reference. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and any prospectus supplement contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus and any prospectus supplement, including statements regarding our plans, objectives, goals, strategies, future events, capital expenditures, future results, our competitive strengths, our business strategy and the trends in our industry are forward-looking statements. The words “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions, as they relate to us, are intended to identify forward-looking statements. All statements, other than statements of historical fact, included in this prospectus and any prospectus supplement regarding our financial position, business strategy and plans or objectives for future operations are forward looking statements.

Forward-looking statements reflect only our current expectations. In any forward-looking statement, where we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith as of the date of such statement and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements due to a number of uncertainties, many of which are unforeseen, including:

•	our need for, and the availability of, substantial capital in the future to fund our operations and planned clinical trials;

•	the conditions in the capital markets and the biopharmaceutical industry that may make raising capital or entering into strategic arrangements difficult and expensive;

•	the timing of our product development and evaluation;

•	the timing and magnitude of expenditures we may incur in connection with our ongoing research and development activities;

•	the results of our preclinical and clinical trials, including regulatory approvals;

•	the maintenance of our existing licenses with the University of Pennsylvania and the University of Massachusetts;

•	the success, timing and financial consequences of our formation of new business relationships and alliances; and

•	the timing and volume of sales of products for which we obtain marketing approval.

In addition, you should refer to the “Risk Factors” section of this prospectus beginning on page 4 for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. Accordingly, you should not place undue reliance on these forward-looking statements. All subsequent written and oral forward looking statements attributable to us or the persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We undertake no obligation to update any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock offered by Dutchess. However, we will receive proceeds from the sale of our common stock to Dutchess pursuant to the Investment Agreement. The proceeds from our exercise of the put option pursuant to the Investment Agreement will be used to support the commercialization of our current and future product candidates, to fund our research and development activities, for general working capital needs, or for other purposes that our board of directors, in its good faith, deems to be in our best interest.

SELLING STOCKHOLDER

The information provided in the table and discussions below has been obtained from the selling stockholder. The selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act. As used in this prospectus, “selling stockholder” includes the person or persons listed in the table below, and the donees, pledgees, transferees or other successors in interest selling shares of our common stock received from the named selling stockholder as a gift, pledge, distribution or other non sale-related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

	Beneficial Ownership of Common Shares Prior to this Offering			Beneficial Ownership of Common Shares After this Offering
Selling Stockholder	Number of Shares	Percent of Class	Number of Shares to be Sold Under this Prospectus	Number of Shares (1)	Percent of Class
Dutchess Opportunity Fund, II, L.P. (2)	—	—	12,000,000 (3)	—	—

(1)  These numbers assume the selling stockholder sells all of its shares being offered pursuant to this prospectus.

(2)  Dutchess is a Delaware limited partnership. Michael Novielli and Douglas H. Leighton are directors of Dutchess with voting and investment power over the shares.

(3)  Represents the maximum number of shares issuable by us and purchasable by Dutchess under the Investment Agreement, all of which are being offered by the selling stockholder under this prospectus.

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue 250,000,000 shares of common stock, par value $0.001 per share, of which 80,999,610 shares were issued and outstanding as of April 13, 2010, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding as of April 13, 2010.

The following is qualified in its entirety by reference to our certificate of incorporation and our bylaws, and by the provisions of applicable law. A copy of our certificate of incorporation and bylaws are incorporated by reference as exhibits to our most recent annual report on Form 10-K.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefore subject to the rights of preferred stockholders. We do not intend to pay any cash dividends to the holders of common stock and anticipate reinvesting our earnings. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Shares of common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.001 per share, and the Board of Directors is authorized to create one or more series of preferred stock, and to designate the rights, privileges, restrictions, preferences and limitations of any given series of preferred stock. Accordingly, the Board of Directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock.

Stockholder Rights Plan

Each outstanding share of our common stock includes an associated preferred stock purchase right (a “Right”) that will entitle the registered holder to purchase from us one one-thousandth of a share of Series C Preferred Stock, par value $0.001 per share, at a purchase price of $15.00 per one one-thousandth of a share, subject to adjustment.

Because of the nature of the dividend, liquidation and voting rights of Series C Preferred Stock, the value of the one one-thousandth interest in a share of Series C Preferred Stock purchasable upon exercise of each Right, should approximate the value of one share of our common stock. The Rights are governed by a Rights Agreement dated as of May 12, 2009 (the “Rights Agreement”).

Separation and Distribution of Rights; Exercisability. The Rights are attached to all shares of our common stock outstanding as of May 12, 2009 and issued from such date to the Distribution Date, whether or not certificated, and no separate Rights certificates will be distributed. The Rights will separate from the common stock upon the earlier of:

•
10 business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our shares of common stock then outstanding (“Acquiring Person”) (subject to certain exceptions set forth in the Rights Agreement), or such earlier date as the Board becomes aware of the Acquiring Person’s existence; or

•
10 business days (or some later date as determined by the Board) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning 15% or more of our shares of common stock then outstanding (subject to exceptions as set forth in the Rights Agreement).

Until the date that the Rights separate from our common stock (the “Distribution Date”), (i) the Rights will be evidenced by and transferred with, and only with, the shares of our common stock, (ii) newly issued shares of our common stock, whether or not certificated, will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any shares of our common stock outstanding will also constitute the transfer of the Rights associated with such shares of our common stock.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 12, 2019, unless earlier redeemed by us as described below.

As soon as practicable after the Distribution Date, Rights certificates will be mailed to the holders of record of our common stock as of the close of business on the Distribution Date and, after that, the separate Rights certificates will represent the Rights. Except in connection with shares of our common stock issued or sold pursuant to the exercise of stock options under any employee plan or arrangements, or upon the exercise, conversion or exchange of securities issued by us in the future, or as otherwise determined by the Board, only shares of our common stock issued prior to the Distribution Date will be issued with Rights.

Flip-in Events. Each holder of a Right (other than the Acquiring Person and any associate or affiliate thereof) will have the right to receive, upon exercise, shares of our common stock (or, in some circumstances, cash, property or our other securities) having a value equal to two times the purchase price of the Right, as the case may be, if:

•	any person becomes an Acquiring Person (except pursuant to specified exceptions);

•	we are the surviving corporation in a merger with an Acquiring Person and the common stock is not changed or exchanged; or

•
during the time that there is an Acquiring Person, a merger, reclassification or similar event occurs that results in increasing the Acquiring Person’s beneficial ownership of shares of our common stock by more than 1%.

Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all Rights that are, or (under some circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The events described in this paragraph are referred to as “Flip-in Events.”

For example, at a purchase price of $15.00 per Right, each Right not owned by an Acquiring Person (or by some related parties or transferees) following a Flip-in Event set forth in the preceding paragraph would entitle its holder to purchase $30.00 worth of our common stock (or other consideration, as noted above) for $15.00.

Flip-over events. At any time following the earlier of a public announcement that a person has become an Acquiring Person or the date that a majority of the Board becomes aware of the existence of an Acquiring Person (in either case, the “Stock Acquisition Date”), each holder of a Right (except Rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of an acquiring company having a value equal to two times the purchase price of the Right if any of the following occur:

•	we enter into a merger in which we are not the surviving corporation;

•
we are the surviving corporation in a merger pursuant to which all or part of the outstanding shares of our common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

•
more than 50% of our combined assets, cash flow or earning power of our subsidiaries is sold or transferred (in each case other than some consolidations with, mergers with and into, or sales of assets, cash flow or earning power by or to our subsidiaries as specified in the Rights Agreement).

The events described in this paragraph are referred to as “Flip-over Events.” Flip-in Events and Flip-over Events are referred to collectively as “Triggering Events.”

Anti-dilution Adjustments; Fractional Shares. The applicable purchase price payable, the number of shares of Series C Preferred Stock or other securities or property issuable upon the exercise of the Rights, and the number of applicable Rights outstanding are subject to adjustment from time to time to prevent dilution, in the event of a stock dividend on, or a subdivision, combination or reclassification of, Series C Preferred Stock or common stock, or upon the occurrence of certain other specified dilutive events. No fractional shares of Series C Preferred Stock are required to be issued (other than fractions which are integral multiples of one one-thousandth of a share of Series C Preferred Stock) and, in lieu of the issuance of fractional shares, we may make an adjustment in cash based on the market price of the Series C Preferred Stock on the trading date immediately prior to the date of exercise.

Dividend, Liquidation and Redemption Rights of the Series C Preferred Stock. Each share of Series C Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of $0.001 per share and an aggregate amount of 1,000 times the dividend declared per share of common stock (other than stock dividends payable in common stock). Upon liquidation, the holders of Series C Preferred Stock will be entitled to the greater of (1) a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) and (2) an aggregate payment equal to 1,000 times the payment to be made per share of common stock. Each share of Series C Preferred Stock will have 1,000 times the number of votes each share of the common stock has on matters the respective class is entitled to vote on, which will be voted together with common stock. Upon any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Series C Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

At any time, or from time to time, the Board may redeem the outstanding shares of Series C Preferred Stock, in whole but not in part, at a cash price per share equal to 105% of (i) 1,000 (subject to adjustment) times the average market value of common stock plus (ii) all accrued and unpaid dividends of the Series C Preferred Stock as of the redemption date.

Exchange of the Rights. At any time after the occurrence of a Flip-in Event and prior to the acquisition by a person or group of 50% or more of the shares of common stock then outstanding, the Board may, without payment of the purchase price by the holder, exchange the Rights, in whole or in part, as follows:

•
each Right (other than the Rights owned by the Acquiring Person or group, which will become void) may be exchanged for one-half the number of shares of common stock, one one-thousandth of a share of Series C Preferred Stock or shares or other units of other property for which a Right is exercisable immediately prior to the time of the action of the Board to exchange the Rights.

Redemption of the Rights. At any time prior to the earliest of (i) the Stock Acquisition Date, (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person, or (iii) May 12, 2019, we may redeem all, but not less than all, of the Rights at a price of $0.001 per Right (payable in cash, shares of our common stock or other consideration deemed appropriate by the Board and subject to adjustment). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of these Rights will be to receive the $0.001 redemption price.

No Rights as Stockholder. Until a Right is exercised, the holder will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends.

Amendment of the Rights Agreement. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board at any time during the period in which the Rights are redeemable. At any time when the Rights are no longer redeemable, the provisions of the Rights Agreement may be amended by the Board only if the amendment does not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person) or cause the Rights to become redeemable again.

Certain Anti-takeover Effects. The Rights approved by the Board are designed to protect and maximize the value of our outstanding equity interests in the event of an unsolicited attempt by an acquirer to take over the Company, in a manner or on terms not approved by the Board. Takeover attempts frequently include coercive tactics to deprive the Board and its stockholders of a full opportunity to evaluate an offer in light of our long term prospects. The Rights have been declared by the Board in order to deter such tactics.

The Rights are not intended to prevent all takeovers of the Company and will not do so. Since, subject to the restrictions described above, we may redeem the Rights prior to the Distribution Date, the Rights should not interfere with any merger or business combination approved by the Board.

The Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. The Rights may cause substantial dilution to a person or group that attempts to acquire us (or which otherwise becomes an Acquiring Person) on terms or in a manner not approved by the Board, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Warrants

We issued warrants to purchase  627,586 shares of our common stock, all of which were outstanding as of April 13, 2010, in connection with a Loan and Security Agreement with Hercules Technology Growth Capital, Inc.  These warrants expire on March 30, 2015.  We issued warrants to purchase 6,210,000 shares of our common stock, all of which were outstanding as of April 13, 2010, in connection with our November 2009 public offering of units at an exercise price of $1.25 per share. These warrants expire on November 16, 2014.  In addition, we issued to the placement agents in the offering warrants to purchase 207,000 shares of common stock, all of which were outstanding as of April 13, 2010, as partial compensation for their services. The placement agent warrants have terms of five years.  We issued Series B Warrants to purchase 6,088,340 shares of common stock, all of which were outstanding as of April 13, 2010, in connection with our 2008 Private Placement at an exercise price of $1.00 per share. These warrants expire on September 22, 2013. In addition, we issued to the placement agents in the 2008 Private Placement Series B Warrants to purchase 279,583 shares of common stock, all of which were outstanding as of April 13, 2010, as partial compensation for services in connection with the 2008 Private Placement. These warrants expire on September 22, 2013.  We issued Series A Warrants to purchase 21,428,571 shares of our common stock, of which 21,214,143 were outstanding as of April 13, 2010, in connection with our July 2008 registered direct offering of units at an exercise price of $1.00 per share.  These warrants expire on July 15, 2013. In addition, we issued to the placement agents and selected dealers in the offering warrants to purchase 1,071,429 shares of common stock, all of which were outstanding as of April 13, 2010, as partial compensation for services in connection with the offering. These warrants expire July 14, 2013. We issued warrants to purchase 2,943,222 shares of common stock, of which 2,488,677 were outstanding as of April 13, 2010, in connection with our December 2007 registered direct offering of units at an exercise price of $1.10 per share. These warrants expire on December 20, 2012. We issued warrants to purchase 4,372,361 shares of common stock, all of which were outstanding as of April 13, 2010, in connection with our 2005/2006 private placement of Series 1 preferred stock to the placement agent of our Series 1 Preferred Stock. These warrants have an exercise price of $1.16 per share, as adjusted for weighted average anti-dilution protection. These warrants expire on November 8, 2010 and contain additional weighted average anti-dilution protection if we issue certain securities at a price per share less than $1.16.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, Our Bylaws and Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an interested stockholder is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

In addition, our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of our company.

Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. Our stockholders may also take any action by written consent in lieu of a meeting.

Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our Chairman of the Board, our chief executive officer or our Board. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

The authorization in our certificate of incorporation of undesignated preferred stock makes it possible for our Board, without obtaining further stockholder approval, to issue preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to take control of us.

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board. In addition, the affirmative vote of the holders of at least three-fourths of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation governing the rights of our stockholders to take action by written consent in lieu of a meeting.

Listing

Our common stock is quoted on The OTC Bulletin Board under the symbol “PYMX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

 PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholder to offer and resell up to 12,000,000 shares of our common stock at such times and at such places as it chooses. In this section of the prospectus, the term “selling stockholder” includes the partners, pledgees, donees, transferees or other successors-in-interest of the selling stockholder, which may sell shares received after the date of this prospectus from the selling stockholder as a pledge, gift, partnership or similar distribution or other non-sale related transfer. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The decision to sell any shares offered pursuant to this prospectus is within the sole discretion of the selling stockholder.

The distribution of the common stock by the selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by the selling stockholder at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

•
On the OTC Bulletin Board or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

•	Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

•	Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

•	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

•	Ordinary brokerage transactions.

•	Transactions in which the broker solicits purchasers.

•	Directly to one or more purchasers.

•	A combination of these methods.

Dutchess and any broker-dealers who act in connection with the sale of its shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Because the selling stockholder is an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

The selling stockholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the Commission from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any of our common stock or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder. We shall use our reasonable efforts to prepare and file with the Commission such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public, which are estimated to be approximately $33,000. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above. In addition, we agreed to indemnify Dutchess for any losses or liabilities it suffers as a result of any breach by us of any provision of the Investment Agreement or the Registration Rights Agreement, or as a result of any lawsuit brought by a third-party arising out of or resulting from our execution, delivery, performance or enforcement of the Investment Agreement or the Registration Rights Agreement.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the securities have been passed upon for us by the law firm of Pepper Hamilton LLP.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 12, 2010;

•	our Current Report on Form 8-K filed on March 2, 2010;

•	our Current Report on Form 8-K filed on April 2, 2010;

•
the description of our common stock contained in our Registration Statement on Form 10-SB filed with the SEC on April 5, 2006 (as amended by Amendment No. 1 filed with the SEC on May 24, 2006 and Amendment No. 2 filed with the SEC on June 19, 2006), including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our common stock;

•
all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement; and

•
all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the final offering of securities under this prospectus.

•
We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s web site at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

PolyMedix, Inc.
170 N. Radnor Chester Road
Suite 300
Radnor, PA 19087
Attention: Chief Financial Officer
Telephone: (448) 598-2400

We also maintain a web site at http://www.polymedix.com (which is not intended to be an active hyperlink in this prospectus) through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the distribution of the securities being registered (all amounts are estimated except the SEC registration fee).

SEC registration fee	$442
Printing and engraving expenses	$1,000
Legal fees and expenses	$24,500
Accounting fees and expenses	$5,000
Miscellaneous	$2,045
Total	$32,987
_________________

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify and advance expenses upon request to any person who is or was a party or threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become, a director, officer or employee of the Company or, at the election of our Board of Directors, an agent of ours or is or was serving at our request as a director, officer or employee or, at the election of our Board of Directors, agent of any other corporation, partnership, joint venture, trust or other enterprise against any and all expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense or such action, suit, proceeding or claim.

We have purchased certain liability insurance for its officers and directors.

ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger and Reorganization, dated October 6, 2005, among the Registrant, PolyMedix Merger Sub, Inc., PolyMedix Pharmaceuticals, Inc. and those stockholders of Registrant identified on Exhibit A thereto.(1)

3.1	Amended and Restated Certificate of Incorporation of Registrant.(1)
3.2	Amendment to the Amended and Restated Certificate of Incorporation of Registrant.(1)
3.3	Amended and Restated By-Laws of Registrant.(1)
3.4	Amendment to Amended and Restated By-Laws of Registrant.(1)
3.5	Amendment to the Amended and Restated Certificate of Incorporation of Registrant, as amended.(2)
3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant, as amended. (3)
3.7	Certificate of Designation, Preferences and Rights of Series C Preferred Stock. (4)
4.1	Form of common stock Purchase Warrant issued to Fordham Financial Management, Inc. on November 8, 2005, December 8, 2005, January 10, 2006 and February 15, 2006.(1)
4.2	Form of common stock Purchase Warrant. (5)
4.3	Form of Registration Rights Substitution Agreement.(6)
4.4	Form of Amendment No. 1 to Registration Rights Substitution Agreement.(7)
4.5	Form of Amendment No. 2 to Registration Rights Substitution Agreement.(7)
4.6	Form of Series A Warrant Agreement (including Series A Warrant certificate).(8)
4.7	Form of Placement Agent Warrant.(8)
4.8	Form of Securities Purchase Agreement as executed by the Registrant and the Investors. (9)
4.9	Form of Series B Warrant to Purchase Capital Stock. (9)
4.10	Rights Agreement, by and between PolyMedix, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including exhibits thereto, dated as of May 12, 2009.(4)
4.11	Form of Purchase Agreement in connection with the November 2009 offering.(10)
4.12	Form of Series C Warrant to Purchase Common Stock issued in connection with the November 2009 offering.(10)
4.13	Form of Placement Agent Warrant issued in connection with the November 2009 offering.(10)
4.14	Common Stock Purchase Warrant dated March 31, 2010(13)
5.1	Legal Opinion of Pepper Hamilton LLP(11)
10.1	Investment Agreement by and between PolyMedix, Inc. and Dutchess Equity Fund, LP dated May 20, 2009(12)
10.2	Registration Rights Agreement by and between PolyMedix, Inc. and Dutchess Equity Fund, LP dated May 20, 2009(12)
10.3	Amendment No. 1 to Investment Agreement dated July 8, 2009, between the Registrant and Dutchess Equity Fund, LP(11)
23.1*	Consent of Deloitte & Touche LLP
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
24	Power of Attorney (Included on signature page to the Registration Statement on Form S-1 (File No. 333-160470 ) on July 8, 2009 and incorporated herein by reference)

* Filed herewith.
(1)	Filed as an Exhibit to the Registration Statement on Form 10-SB (File No. 000-51895) filed on April 5, 2006 and incorporated herein by reference.

(2)	Filed as an Exhibit to the Current Report on Form 8-K filed on June 5, 2007 and incorporated herein by reference.

(3)	Filed as an Exhibit to the Current Report on Form 8-K filed on December 12, 2008 and incorporated herein by reference.

(4)	Filed as an Exhibit to the Current Report on Form 8-K filed on May 14, 2009 and incorporated herein by reference.

(5)	Filed as an Exhibit to Amendment No. 5 to the Registration Statement on Form SB-2 (File No. 333-146180) on November 30, 2007 and incorporated herein by reference.

(6)	Filed as an Exhibit to the Registration Statement on Form SB-2 (File No. 333-146180) on September 19, 2007 and incorporated herein by reference.

(7)	Filed as an Exhibit to Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 333-146180) on October 16, 2007 and incorporated herein by reference.

(8)	Filed as an Exhibit to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-151084) on June 27, 2008 and incorporated herein by reference.

(9)	Filed as an Exhibit to the Current Report on Form 8-K filed on September 24, 2008 and incorporated herein by reference.

(10)	Filed as an Exhibit to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-160833) on November 6, 2009 and incorporated herein by reference.

(11)	Filed as an Exhibit to the Registration Statement on Form S-1 (File No. 333-160470 ) on July 8, 2009 and incorporated herein by reference.

(12)	Filed as an Exhibit to the Current Report on Form 8-K filed on May 22, 2009 and incorporated herein by reference.

(13)	Filed as an Exhibit to the Current Report on Form 8-K filed on April 2, 2010 and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)  That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, Pennsylvania, on the date indicated below.

April 13, 2010	By:	/s/ Nicholas Landekic
Date		Nicholas Landekic
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Name	Capacity	Date
/s/ Nicholas Landekic Nicholas Landekic	President & Chief Executive Officer and Director (Principal Executive Officer)	April 13, 2010
/s/ Edward F. Smith Edward F. Smith	Vice President, Finance & Chief Financial Officer (Principal Financial and Accounting Officer)	April 13, 2010

*
Frank Slattery, Jr.	Chairman of the Board of Directors	April 13, 2010

*
Brian Anderson	Director	April 13, 2010

*
Richard W. Bank, M.D.	Director	April 13, 2010

*
Michael E. Lewis, Ph.D.	Director	April 13, 2010

*
Stefan D. Loren, Ph.D.	Director	April 13, 2010

*
Shaun F. O’Malley	Director	April 13, 2010

*
Douglas J. Swirsky	Director	April 13, 2010

/s/ Edward F. Smith
* By: Edward F. Smith
          Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger and Reorganization, dated October 6, 2005, among the Registrant, PolyMedix Merger Sub, Inc., PolyMedix Pharmaceuticals, Inc. and those stockholders of Registrant identified on Exhibit A thereto.(1)

3.1	Amended and Restated Certificate of Incorporation of Registrant.(1)
3.2	Amendment to the Amended and Restated Certificate of Incorporation of Registrant.(1)
3.3	Amended and Restated By-Laws of Registrant.(1)
3.4	Amendment to Amended and Restated By-Laws of Registrant.(1)
3.5	Amendment to the Amended and Restated Certificate of Incorporation of Registrant, as amended.(2)
3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant, as amended. (3)
3.7	Certificate of Designation, Preferences and Rights of Series C Preferred Stock. (4)
4.1	Form of common stock Purchase Warrant issued to Fordham Financial Management, Inc. on November 8, 2005, December 8, 2005, January 10, 2006 and February 15, 2006.(1)
4.2	Form of common stock Purchase Warrant. (5)
4.3	Form of Registration Rights Substitution Agreement.(6)
4.4	Form of Amendment No. 1 to Registration Rights Substitution Agreement.(7)
4.5	Form of Amendment No. 2 to Registration Rights Substitution Agreement.(7)
4.6	Form of Series A Warrant Agreement (including Series A Warrant certificate).(8)
4.7	Form of Placement Agent Warrant.(8)
4.8	Form of Securities Purchase Agreement as executed by the Registrant and the Investors. (9)
4.9	Form of Series B Warrant to Purchase Capital Stock. (9)
4.10	Rights Agreement, by and between PolyMedix, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including exhibits thereto, dated as of May 12, 2009.(4)
4.11	Form of Purchase Agreement in connection with the November 2009 offering.(10)
4.12	Form of Series C Warrant to Purchase Common Stock issued in connection with the November 2009 offering.(10)
4.13	Form of Placement Agent Warrant issued in connection with the November 2009 offering.(10)
4.14	Common Stock Purchase Warrant dated March 31, 2010(13)
5.1	Legal Opinion of Pepper Hamilton LLP(11)
10.1	Investment Agreement by and between PolyMedix, Inc. and Dutchess Equity Fund, LP dated May 20, 2009(12)
10.2	Registration Rights Agreement by and between PolyMedix, Inc. and Dutchess Equity Fund, LP dated May 20, 2009(12)
10.3	Amendment No. 1 to Investment Agreement dated July 8, 2009, between the Registrant and Dutchess Equity Fund, LP(11)
23.1*	Consent of Deloitte & Touche LLP
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
24	Power of Attorney (Included on signature page to the Registration Statement on Form S-1 (File No. 333-160470 ) on July 8, 2009 and incorporated herein by reference)

* Filed herewith.
(1)	Filed as an Exhibit to the Registration Statement on Form 10-SB (File No. 000-51895) filed on April 5, 2006 and incorporated herein by reference.

(2)	Filed as an Exhibit to the Current Report on Form 8-K filed on June 5, 2007 and incorporated herein by reference.

(3)	Filed as an Exhibit to the Current Report on Form 8-K filed on December 12, 2008 and incorporated herein by reference.

(4)	Filed as an Exhibit to the Current Report on Form 8-K filed on May 14, 2009 and incorporated herein by reference.

(5)	Filed as an Exhibit to Amendment No. 5 to the Registration Statement on Form SB-2 (File No. 333-146180) on November 30, 2007 and incorporated herein by reference.

(6)	Filed as an Exhibit to the Registration Statement on Form SB-2 (File No. 333-146180) on September 19, 2007 and incorporated herein by reference.

(7)	Filed as an Exhibit to Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 333-146180) on October 16, 2007 and incorporated herein by reference.

(8)	Filed as an Exhibit to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-151084) on June 27, 2008 and incorporated herein by reference.

(9)	Filed as an Exhibit to the Current Report on Form 8-K filed on September 24, 2008 and incorporated herein by reference.

(10)	Filed as an Exhibit to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-160833) on November 6, 2009 and incorporated herein by reference.

(11)	Filed as an Exhibit to the Registration Statement on Form S-1 (File No. 333-160470 ) on July 8, 2009 and incorporated herein by reference.

(12)	Filed as an Exhibit to the Current Report on Form 8-K filed on May 22, 2009 and incorporated herein by reference.

(13)	Filed as an Exhibit to the Current Report on Form 8-K filed on April 2, 2010 and incorporated herein by reference.